EXHIBIT 17.2

Kristy D. O’Neal
North Richland Hills, Texas

TO:	Board of Directors Firemans Contractors, Inc.

RE: Current Report, Form 8-K

Ladies and Gentlemen:

I agree with the statements made on the Form 8-K regarding my resignation and balance of the note.

/s/ Kristy D. O’Neal

Kristy D. O'Neal
North Richland Hills, Texas
December 5, 2012